Filed Pursuant to Rule 424(b)(5)

Registration No. 333-225934

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated August 21, 2018

BIO-KEY INTERNATIONAL, INC.

[__] Units consisting of shares of Common Stock and

Warrants to purchase shares of Common Stock

We are offering [____] units consisting of [__] shares of common stock, $0.0001 par value per share, and a warrant to purchase [__] shares of common stock at an exercise price of $[__] per share at a public offering price of $[___] per unit. The warrants will have a five-year term and be subject to the terms and conditions set forth therein and described in this prospectus supplement. Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “BKYI.” On August 20, 2018, the closing price of our common stock on the Nasdaq Capital Market was $1.87. We do not intend to list the warrants to be sold in this offering on any stock exchange.

The shares of common stock and warrants comprising the units are immediately separable and will be issued separately in this offering.

In offering securities by means of this prospectus supplement and the accompanying base prospectus, we are relying on General Instruction I.B.6 of Form S-3, which limits the amount of securities we can sell pursuant to the registration statement, of which this prospectus supplement and the base prospectus form a part, to one-third of the market value of our common stock held by non-affiliates, or our public float, in any 12-month period. On the date of this prospectus supplement, our public float was $19,050,824, based on the closing sale price of our common stock of $2.65 on July 3, 2018. We have not offered any securities pursuant to General Instruction I.B.6 during the 12-month period ending on, and including, the date of this prospectus supplement.

We have engaged Maxim Group LLC to act as our sole underwriter for this offering. We refer you to the “Underwriting” section on page S-11.

Investing in our securities involves significant risks. We refer you to the risks described in the “Risk Factors” section on page S-4 of this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the base prospectus, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price
Underwriting Discount
Proceeds, before expenses, to us

The underwriter expects to deliver our shares of common stock and warrants to purchasers in the offering on or about August [ ], 2018.

We have granted the underwriter the option for a period of 45 days to purchase additional shares of common stock and/or warrants (up to 15% of the number of shares of common stock and/or warrants sold in this offering) solely to cover over-allotments, if any. If the underwriter exercises its right to purchase additional shares of common stock and/or warrants to cover over-allotments in full, we estimate that we will receive gross proceeds of $[_____] from the sale of the units being offered and net proceeds of $[_____] after deducting $[_____] for underwriting discounts and commissions.

MAXIM GROUP LLC

The date of this prospectus supplement is August [•], 2018

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS	S-ii
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-5
USE OF PROCEEDS	S-7
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	S-7
CAPITALIZATION	S-8
DILUTION	S-9
DESCRIPTION OF SECURITIES	S-10
UNDERWRITING	S-12
LEGAL MATTERS	S-15
EXPERTS	S-15
WHERE YOU CAN FIND MORE INFORMATION	S-15
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-15

Prospectus

ABOUT THIS PROSPECTUS	1
SUMMARY	2
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
DILUTION	7
DESCRIPTION OF SECURITIES	7
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	17

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS

All references to the terms “BIO-key,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to BIO-key International, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), utilizing the Commission’s “shelf” registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the base prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term “this prospectus,” we are referring collectively to this prospectus supplement and the base prospectus.

This prospectus supplement and the documents incorporated herein may add, update or change information contained in the base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the base prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the base prospectus. You should read carefully this prospectus supplement, the base prospectus and the additional information described under the headings “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information contained in or incorporated by reference to this prospectus supplement and the base prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the base prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the shares of common stock offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

S-ii

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in or incorporated by reference into this prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Our forward-looking statement generally include statements about our plans, objectives, strategies and prospects regarding, among other things, our business, results of operations, liquidity and financial condition. In some cases, we have identified these forward-looking statements with words like “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue” or the negative of these words or other words and terms of similar meaning.

We refer you to the risks described in the “Risk Factors” section on page S-5 of this prospectus supplement and the base prospectus and under similar sections in the documents we incorporate by reference into this prospectus supplement and the base prospectus.

We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect. Such factors include: our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; market acceptance of biometric products generally and our products under development; our ability to market our consumer products changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition between us and other companies in the biometric technology industry; delays in the development of products, statements of assumption underlying any of the foregoing, and the risks and uncertainties described under the section entitled “Risk Factors” included elsewhere in this prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus supplement, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. We assume no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except if we otherwise are required by law. We advise you, however, to review any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the Securities and Exchange Commission.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus supplement or all of the information that may be important to you. Accordingly, please read carefully this entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in the prospectus supplement and base prospectus before making an investment decision.

OUR COMPANY

Overview

We develop and market advanced fingerprint biometric identification and identity verification technologies, as well as related identity management and credentialing hardware and software solutions. We were pioneers in developing automated, finger identification technology that supplements or compliments other methods of identification and verification, such as personal inspection identification, passwords, tokens, smart cards, ID cards, PKI, credit card, passports, driver’s licenses, OTP or other form of possession or knowledge-based credentialing. We have developed what we believe is the most discriminating and effective commercially available finger-based biometric technology.

We market and sell our technology solutions into commercial, logical and physical privilege entitlement and access control markets. Our primary market focus includes enterprise security, mobile payments and credentialing, healthcare records and data security, among other things. Our secondary focus includes government markets, large scale identity projects such as voter’s registration, driver’s license, national ID programs, and SIM card registration.

More recently, we have developed a robust products business. Our line of finger print readers, which we market under the brand names SideSwipe™, EcoID™ and SideTouch™, can be used on any laptop, tablet or other device which contains a USB port. We also market and sell a line of biometric and Bluetooth enabled padlocks, luggage locks, and bicycle locks.

We maintain a direct sales force and also utilize distributors, resellers, integrators and partners with substantial experience in selling technology solutions to government and corporate customers. We have built a global footprint which includes our executive offices in Wall, NJ, our research and development facility in Eagan, MN, and international operations in Hong Kong.

We continue to develop advancements in our capabilities and explore potential strategic relationships, including business combinations and acquisitions, which could help us leverage our capability to deliver our solutions.

Finger-based Biometric Identification and Personal Identity Verification

We are a leader in finger-based biometric identification and personal identity verification, as well as authentication-transaction security. Stand-alone, or in partnerships with OEMs, integrators, and solution providers, we provide biometric security solutions to private and public sector customers. We help customers reduce risk by providing the ability to control access to facilities and services, in either the logical or physical domain. Our solutions positively identify individuals and verify, or confirm, their identity before granting access to, among other things, corporate resources, subscribed data and services, web portals, applications, physical locations or assets.

Our biometric identification technology improves both the accuracy and speed of screening individuals, for identification purposes or for personal identity verification, by extracting unique data from a fingerprint and comparing it to existing similar fingerprint data. The technology has been built to be scalable and to handle databases containing millions of fingerprints. We achieve the highest levels of discrimination without requiring any other identifying data (multi-factor) such as a user ID, smart ID cards, or tokens, although our technology can be used in conjunction with such additional factors. Users of our technology have the option of on device or cloud authentication. This flexible authentication option in conjunction with our interoperable capabilities, is another key differentiator of our biometric identification solutions.

We also develop and distribute hardware components that are used in conjunction with our software, and sell third-party hardware components with our software in various configurations required by our customers. Our products are interoperable with all major fingerprint reader and hardware manufacturers and across Windows, Linux, and the Android mobile operating systems enabling application developers, value added resellers, and channel partners to integrate our fingerprint biometrics into their applications, while dramatically reducing maintenance, upgrade and life-cycle costs. This interoperability is unique in the industry, is a key differentiator for our products in the biometric market and, in our opinion, makes our technology more viable than competing technologies and expands the size of the overall market for our products.

We support industry standards, such as FIDO, BioAPI, and have received National Institute of Standards and Technology independent laboratory certification of our ability to support Homeland Security Presidential Directive #12 (HSPD-12) and ANSI/INCITS-378 templates, as well as validation of our fingerprint match speed and accuracy in large database environments.

Our Core Technology

Our finger identification algorithm, Vector Segment Technology (VST™), is the core intellectual property behind our full suite of biometric products that include:

●

Vector Segment Technology SDK (VST)—Our biometric software development kit (“SDK”) provides developers with the ability to incorporate our biometric capabilities into their respective product offerings or infrastructure. VST is available as a low level SDK for incorporation into any application architecture to increase security while not sacrificing convenience. VST runs on Windows and Linux as well as within WEB-key® on iOS and Android systems.

●

Intelligent Image Indexing®—Our biometric identification solution offers both large-scale one-to-many and one-to-one user identification. This solution enables customers to perform false alias and fast entry checks, including preventing fraudulent access to systems and privileges. Intelligent image indexing scales identification capabilities from thousands to millions of users. The solution runs on commercially available hardware making it scalable for any size system.

●

Biometric Service Provider—We provide support for the BioAPI (a standards-based solution meeting worldwide needs) for a compliant interface to applications using biometrics for verification and identification. We enhance the traditional use of BioAPI by adding 64-bit support and other advanced features, supporting identification calls and also providing a single user interface for multiple fingerprint readers.

●

ID Director™—Our Single Sign On (SSO) is a suite of solutions for integration with CA Technologies SiteMinder, Oracle’s Fusion Middleware SSO, IBM Tivoli Access Manager as well as ISAM and other solutions, utilizing the power and security of WEB-key. This solution provides a simple to implement, custom authentication scheme for companies looking to enhance authentication. ID Director is designed to add a level of security and convenience to the transaction level of any application. Versions of ID Director include ID Director for Windows that provides enterprise customers the ability to integrate our biometric solutions into their MS Active Directory platform, and ID Director for Epic and Allscripts that allows healthcare customers to utilize our biometrics with the leading EMR EHR platforms.

In 2015, Microsoft announced native support for biometrics in the Windows 8.1 and Windows 10 Operating platforms as well as Office 2016. With Microsoft Hello, users can replace their PIN or password to access their device without any special software downloads by using our finger scanners which are plug and play compatible with the Microsoft platforms. We were the exclusive biometric partner at the Microsoft “Ignite your Business” Windows 10 and Office 2016 launch events, which generated a number opportunities for both our hardware and software offerings.

Our Authentication Transaction Security Solution

Our authentication-transaction security technology, WEB-key®, provides the ability to conduct identification and identity verification transactions in potentially insecure environments, including the World Wide Web or in off-site cloud environments. We have developed our technology to enable on-device authentication as well as network or cloud-based authentication and believe we may be one of the few if not only technology vendors capable of providing this flexibility and capability.

WEB-key makes cloud-based biometric user-authentication viable and eliminates technology constraints on online service providers, who are otherwise dependent on handset provider hardware and software platform decisions. It extends all features and functionalities of the VST algorithm to customers looking to add an enhanced level of security to their thin client and client/server applications. WEB-key is currently supported by both Windows and Linux operating systems. Clients are available on Windows and Android operating systems.

Our Products

Since 2016, we have developed a products business which accounted for approximately 30% of our revenue in 2017. We believe that focused execution of our products business represents an opportunity for substantial future growth.

We offer a full line of easy to use finger scanners for both enterprise and consumer markets. Our SideSwipe, SideTouch and EcoID scanners are plug and play compatible with Microsoft Windows and our Q-180 Touch reader is a Micro USB compatible fingerprint reader for Android devices. The readers are currently sold in the Microsoft stores, as well as through their on-line channel, on Amazon, and through our website.

At the Consumer Electronics Show 2017, we introduced a number of new products, including our TouchLock™ line of fingerprint biometric and bluetooth enabled padlocks. These products include IP45 compliant, all weather padlocks TouchLock BTXL, that can be opened with your smartphone, and TouchLock Fingerprint Smart Lock, that can be opened with your fingerprint. We also offer TouchLock TSA Smart Luggage Lock, a TSA compliant padlock, and TouchLock Bike Smart Cable Lock. In 2018, we introduced Touchlock XL Plus, a Bluetooth and fingerprint enabled padlock that can be opened with either your smart phone or fingerprint. We are currently distributing these products in both the Asia Pacific and domestic markets.

In 2018, we introduced OmniPass Consumer, a secure biometric-enabled application to manage multiple passwords for online apps, services or accounts.

General

Our principal executive office is located at 3349 Highway 138, Building A, Suite E, Wall, New Jersey 07719 and our telephone number is (732) 359-1100. Our website is located at www.bio-key.com. The information on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus. Our website address is included as an inactive textual reference only.

The BIO-key logo is our trademark. This prospectus supplement, the base prospectus and the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus may also contain trademarks and trade names of others.

THE OFFERING

Units	[ ] units consisting of [__] shares of common stock and [__] warrants to purchase [ ] shares of common stock at an exercise price of $[ ] per share.

Offering Price	$[_____] per unit

Warrants

The warrants have a term of five years and are exercisable at an exercise price of $[___] per share. The exercise price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. We refer to the “Description of Securities” section for additional information.

Over-allotment option

We have granted the underwriter the option to purchase up to [ ] additional shares of common stock and/or [ ] warrants, solely to cover over-allotments, if any, at the price to the public set forth on the cover page to this prospectus supplement less the underwriting discounts and commissions. The over-allotment option may be used to purchase shares of common stock and/or warrants but such purchases cannot exceed an aggregate of 15% of the number of shares of common stock and/or warrants sold in the primary offering. The over-allotment option is exercisable for 45 days from the date of this prospectus supplement.

Common stock outstanding before this offering	12,592,158 shares of common stock(1)

Common stock outstanding after this offering	[ ] shares of common stock (or [ ] shares if the underwriter exercises its over-allotment option in full)(1)

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. We refer to the “Use of Proceeds” section for additional information.

Risk factors

Investing in our securities involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement and the accompanying base prospectus for a discussion of factors that you should carefully consider before deciding to invest in our securities.

The Nasdaq Capital Market ticker symbol	“BKYI”

(1)	The number of shares of our common stock outstanding is based on 12,592,158 shares outstanding as of August 20, 2018, which excludes:

●	1,253,129 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.55 per share;

●	1,660,031 shares of our common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $2.77 per share; and

●	324,384 shares of our common stock reserved for future issuance under our 2015 Equity Incentive Plan.

Except as otherwise stated herein, the information in this prospectus supplement assumes no exercise by the underwriter of its over-allotment option.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017 and in the accompanying base prospectus and other information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our audited consolidated financial statements and the related notes, before you decide whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Related to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from the sale of units by us in this offering for general corporate purposes, which may include, among other things, sales and marketing expenses, research and development expenses, general and administrative expenses, strategic partnerships, and potential acquisitions of companies or assets that complement our business. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use Of Proceeds”, or in ways that do not necessarily improve our operating results or enhance the value of our common stock. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the public offering price for the units offered pursuant to this prospectus supplement is substantially higher than the net tangible book value of each outstanding share of our common stock, purchasers of units in this offering will experience immediate and substantial dilution on a book value basis. Based on a public offering price of $[____] per unit and our pro forma net tangible book value as of June 30, 2018 of $0.13, if you purchase securities in this offering you will suffer immediate and substantial dilution of approximately $[____] per share. If the holders of outstanding options or other securities convertible into our common stock exercise those options or other such securities at prices below the public offering price, you will incur further dilution. Please see the section below entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The issuance of shares in this offering will result in adjustments to the exercise price and the number of shares issuable upon exercise of certain outstanding warrants which will result in substantial dilution to the ownership interests of investors in this offering and our existing shareholders.

As of the date of this prospectus supplement, there are outstanding warrants to purchase 1,253,129 shares of common stock at a weighted average exercise price of $3.55 per share. 1,066,322 of these warrants are exercisable at $3.60 per share and contain full ratchet anti-dilution provisions which provide for the exercise price and the number of shares issuable upon exercise of the warrants to be adjusted in the event that we issue additional shares of common stock below the exercise price of such warrants in effect on the date that we issue such additional shares. Based on the public offering price of $[____] per unit, upon completion this offering the exercise price of these warrants will be reduced to $[ ] and the number of shares issuable upon exercise of the warrants will be increased to [      ]. This will result in substantial additional dilution to the ownership interests of investors in this offering and our existing shareholders.

The warrants are unlisted securities and there is no public market for them.

            There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, the warrants are not listed, and we have not applied, and do not intend to apply, for listing of the warrants on any securities exchange or trading system. Without an active market, the liquidity of the warrants is limited, and investors may be unable to liquidate their investments in the warrants.

The Warrants may not have any value.

             The Warrants will be exercisable for [__] years from the closing date at an initial exercise price of $[    ●    ] per share. In the event that the price of a share of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

The warrants do not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our common stock.

             Until you acquire shares of our common stock upon exercise of the warrants purchased in this offering, such warrants will not provide you any rights as a common stockholder, except as set forth in the warrants. Upon exercise of the warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

We may require additional funding through further issuances of shares of our common stock, which may negatively affect the market price of our common stock.

To operate our business, we may need to raise additional capital through sales of our common stock or securities exercisable for or convertible into shares of our common stock. Future sales of our common stock, or securities exercisable for or convertible into shares of our common stock, including shares of our common stock issued upon exercise of warrants, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

We do not intend to pay dividends on our common stock so any returns will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their stock. There is no guarantee that shares of our common stock will appreciate in value or maintain the price at which you purchased them.

USE OF PROCEEDS

We estimate that the net proceeds from our sale of the units in this offering at a public offering price of $[_____] per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately [$_____]. If the underwriter exercises its over-allotment option in full, we estimate that the net proceeds from this offering will be approximately [$_____].

We intend to use the net proceeds from this offering for general corporate purposes, including among other things, sales and marketing expenses, research and development expenses, general and administrative expenses, strategic partnerships, potential acquisitions of companies or assets that complement our business, and working capital. We will have broad discretion over the manner in which the net proceeds of the offering will be applied, and we may not use these proceeds in a manner desired by our shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock currently trades on the Nasdaq Capital Market under the symbol “BKYI”. The following table sets forth the range of high and low market prices per share of our common stock for each of the calendar quarters identified below report by the Nasdaq Capital Market, and previously quoted by the OTCQB Marketplace. Quotations from the OTCQB Marketplace represent inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions. Prices for all periods reflect the 1-for-12 reverse stock split which was effective December 29, 2016.

2018:	High	Low

Quarter ended September 30, 2018 (through August 20, 2018)	$2.68	$1.71
Quarter ended June 30, 2018	2.65	1.86
Quarter ended March 31, 2018	2.19	1.56

2017:	High	Low

Quarter ended December 31, 2017	$2.90	$1.20
Quarter ended September 30, 2017	3.67	2.52
Quarter ended June 30, 2017	3.08	1.75
Quarter ended March 31, 2017	3.50	2.00

2016:	High	Low

Quarter ended December 31, 2016	$3.60	$1.56
Quarter ended September 30, 2016	3.24	1.44
Quarter ended June 30, 2016	3.72	1.44
Quarter ended March 31, 2016	2.28	1.32

The trading volume of our common stock is relatively limited. There is no assurance that an active trading market will provide adequate liquidity for our existing shareholders or for persons who may acquire our common stock in this offering or otherwise.

Holders

As of August 20, 2018, the number of stockholders of record of our common stock was 142.

Dividends

We have not paid any cash dividends on our common stock to date, and have no intention of paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of dividends on our common stock is also subject to the discretion of our Board of Directors and certain limitations imposed under the DGCL. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

CAPITALIZATION

The following table summarizes our unaudited capitalization and cash and cash equivalents as of June 30, 2018:

●	on a pro forma basis to reflect: (i) the issuance of 4,161 shares of common stock to directors in payment of board and board committee fees; and (ii) $7,509 of additional paid in capital in connection with the issuance of such shares; and

●

on an as adjusted basis to reflect: (i) the sale by us of shares in this offering, based on a public offering price of $[__] per unit, assuming no exercise of the underwriter’s over-allotment option; and (ii) the deduction of estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as our financial statements and related notes and the other financial information, incorporated by reference into this prospectus supplement.

	As of June 30, 2018 (Unaudited)
	Pro forma	As Adjusted
Cash and cash equivalents	$304,006
Total debt	$-
Common stock, $0.0001 par value, 170,000,000 shares authorized, 12,592,158 issued and outstanding, pro forma, and [•] issued and outstanding, as adjusted	1,259
Additional paid in capital	82,150,708
Accumulated deficit	(70,683,931)
Total stockholders’ equity	11,468,036	$
Total capitalization	$11,468,036	$

DILUTION

If you invest in the units offered by this prospectus supplement, you will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our unaudited pro forma net tangible book value as of June 30, 2018 was approximately $1.7 million, or approximately $0.13 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of June 30, 2018 on a pro forma basis. Proforma net tangible book value per share as of June 30, 2018 has been calculated to reflect the issuance of 4,161 shares of common stock after June 30, 2018.

Dilution in net tangible book value per share represents the difference between the public offering price per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale by us of units in this offering, assuming all units are sold at a public offering price of $[____] per unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted pro forma net tangible book value as of June 30, 2018 would have been approximately $[___] million, or approximately $[___] per share of common stock. This represents an immediate increase of $[___] in net tangible book value per share to our existing shareholders and an immediate dilution of $[____] per share to purchasers of securities in this offering. The following table illustrates this per share dilution:

Public offering price per unit	$
Pro forma net tangible book value per share as of June 30, 2018		$0.13
Increase in pro forma net tangible book value per share attributable to new investors	$
Adjusted pro forma net tangible book value per share as of June 30, 2018, after giving effect to the offering	$
Dilution per share to new investors in the offering	$

If the underwriter exercises its over-allotment option in full, the adjusted net tangible book value will increase to $[_____] per share, representing an immediate dilution of $[_____] per share to new investors, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

The above discussion and table do not include the following:

●	1,253,129 shares of our common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.55 per share;

●	1,660,031 shares of our common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $2.77 per share; and

●	324,384 shares of our common stock reserved for future issuance under our 2015 Equity Incentive Plan.

DESCRIPTION OF SECURITIES

We are offering [___] units consisting of shares of common stock and warrants to purchase shares of common stock.

Units

        Each unit consists of [ ] shares of common stock and a warrants to purchase [ ] shares of common stock at a public offering price of $[   ] per unit. Each warrant included in the units has a term of five years and entitles its holder to purchase [__] shares of common stock at an exercise price of $[        ] per share. The exercise price is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

        The shares of common stock and warrants of which the units are composed are being sold in this offering only as part of the units. However, the units are immediately separable. The shares of common stock and warrants purchased in this offering will be issued independent of each other and not as part of a unit. Upon issuance, the shares of common stock and warrants may be transferred independent of each other, subject to applicable law and transfer restrictions.

Common Stock

The material terms and provisions of the common stock are described under the caption “Description of Securities” and subcaption “Common Stock” beginning on page 7 of the accompanying base prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement are summarized below. This summary of some provisions of the warrants is not complete. For the complete terms of the warrants, you should refer to the form of warrant filed as an exhibit to the Current Report on Form 8-K to be filed with the SEC in connection with this offering.

The warrants will have a five-year term and will initially be exercisable for shares of our common stock at an exercise price of $[   ] per share. The holder of a warrant will not be deemed a holder of our underlying common stock until the warrant is exercised, except as set forth in the warrants.

Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own a number of shares of common stock in excess of 4.99% of the shares of our common stock then outstanding after giving effect to such exercise (the "Beneficial Ownership Limitation"); provided, however, that upon notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event will the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

The warrant holders must pay the exercise price in cash upon exercise of the warrants, unless such warrant holders are utilizing the cashless exercise provision of the warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. If a warrant is exercised via the "cashless" exercise provision, the holder will receive the number of shares equal to the quotient obtained by dividing (i) the difference between the VWAP (as determined pursuant to the terms of the warrants) and the exercise price of the warrant multiplied by the number of shares issuable under the warrant by (ii) the VWAP. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus supplement forms a part, effective when the warrants are exercised.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock (a "fundamental transaction"), then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity is required to assume the obligations under the warrants.

Upon the holder's exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the "cashless" exercise provision).

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Warrant holders may exercise warrants only if the issuance of the shares of common stock upon exercise of the warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to have the registration statement of which this prospectus supplement forms a part effective when the warrants are exercised. The warrant holders must pay the exercise price in cash upon exercise of the warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the warrants (in which case, the warrants may only be exercised via a "cashless" exercise provision).

We have not applied, and do not intend to apply, for listing of the warrants on any securities exchange or other trading system.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “BKYI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc., 2 Gateway Center, 285-299 Marker Street, 15th Floor, Newark, NJ 07102.

UNDERWRITING

Maxim Group LLC will act as our sole underwriter for this offering. We have entered into an underwriting agreement dated August [ ], 2018 with the underwriter with respect to the securities to be offered. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the following number of securities:

Underwriter	Number of Shares	Number of Warrants
Maxim Group LLC
Total

The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by the underwriter, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriter Compensation

We have agreed to pay the underwriter a cash fee equal to 7% of the aggregate gross proceeds sold in the offering. The underwriter proposes to offer the securities offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriter may offer some of securities to other securities dealers at such price less a concession of $[  ] per share. After the initial offering, the public offering price and concession to dealers may be changed.

Option to Purchase Additional Securities

We have granted to the underwriter an option exercisable not later than 45 days after the date of this prospectus supplement to purchase up to a number of additional shares of common stock and/or warrants not to exceed 15% of the number of shares of common stock and/or warrants sold in the primary offering (excluding any shares of common stock and/or warrants issued upon any exercise of the underwriter’s over-allotment option). The underwriter may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of common stock and/or warrants are purchased pursuant to the over-allotment option, the underwriter will offer these shares of common stock and/or warrants on the same terms as those on which the other securities are being offered.

Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

Total
	Per Unit	Per Share	Per Warrant	Without Over- Allotment	With Over- Allotment
Public offering price(1)	$			$	$
Underwriting discount (7%)(2)	$			$	$
Proceeds, before expenses, to us	$			$	$

___________________________

(1)	The public offering price and underwriting discount corresponds to a public offering price per unit of $[ ].
(2)

We have granted a 45 day option to the underwriter to purchase additional shares of common stock and/or warrants (up to 15% of the number of shares of common stock and/or warrants sold in the primary offering) at the public offering price per share of common stock and/or warrants set forth above less the underwriting discounts and commissions, solely to cover over-allotments, if any.

We have agreed to reimburse the underwriter its travel and out-of-pocket expenses, including the reasonable fees and disbursements of the underwriter’s counsel related to the offering, up to an aggregate maximum amount of $50,000 but in any event in compliance with the provisions of FINRA Rule 5110(f)(2). In the event of a termination of the offering, the underwriter will be entitled to reimbursement of their actual out-of-pocket expenses, not to exceed $25,000, in the aggregate. We estimate that the total expenses of the offering including all expenses to be reimbursed to the underwriter excluding the underwriter’s discount, will be approximately $[        ].

We have agreed to certain restrictions on the ability to sell additional shares of our common stock for a period ending 60 days after the date that the offering is completed. Subject to certain exceptions, we have agreed not to directly or indirectly offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise issue or dispose of, any of our securities without the underwriter’s prior written consent.

Lock-Up Agreements

All of our directors, executive officers and holders of five percent (5%) or more of our outstanding securities (or securities convertible into shares of our common stock) have agreed that, for a period of 60 days after the date of this prospectus supplement, subject to certain limited exceptions, they will not directly or indirectly, without the prior written consent of the underwriter, (1) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer any shares of common stock, warrant to purchase shares of common stock or any other security of the company or any other entity that is convertible into, or exercisable or exchangeable for, shares of common stock or any other equity security of the company owned beneficially or otherwise as of the date of this prospectus supplement, which we refer to as relevant securities, or otherwise publicly disclose the intention to do so, (2) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to any relevant security or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of relevant securities, whether or not such transaction is to be settled by the delivery of relevant securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so, (3) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of relevant securities or (4) exercise any rights to require registration with the SEC of any proposed offering or sale of relevant securities.

Price Stabilization, Short Positions and Penalty Bids

The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

●

Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by either exercising their over-allotment option (which they anticipate will occur if our stock prices are greater than the price per security in this offering) and/or purchasing securities in the open market (which they anticipate will occur if our stock prices are less than the price per security in this offering).

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If the underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities, or preventing or retarding a decline in the market price of those securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on an exchange or in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

In connection with this offering, the underwriter may also engage in passive market making transactions in our securities. Passive market making consists of displaying bids on a national securities exchange limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Shares

The underwriter may facilitate the marketing of this offering online directly or through one of the underwriter’s affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus. In connection with this offering, the underwriter may distribute prospectuses electronically.

Other Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future, receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fox Rothschild LLP, Lawrenceville, New Jersey. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriter in connection with certain legal matters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of Rotenberg Meril Solomon Bertiger & Guttilla, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers of securities, like us, that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet website. We also maintain a website at http://www.bio-key.com, which provides additional information about our company. The contents of our website or any other website, however, are not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or accompanying base prospectus. Our website address is included as an inactive textual reference only.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering. Additionally, all filings filed by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement.

●     Our annual report on Form 10-K for the fiscal year ended December 31, 2017 (including information specifically incorporated by reference into our annual report on Form 10-K from our definitive proxy statement for our annual meeting of stockholders’ held on June 22, 2018);

●     Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018;

●     Our current reports on Form 8-K filed March 28, 2018, April 4, 2018, April 9, 2018, April 30, 2018, May 30, 2018, June 4, 2018 and June 27, 2018; and

●     The description of our common stock contained in our registration statement on Form 8-A and including any amendments or reports filed for the purpose of updating that description.

In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus supplement.

Information contained in this prospectus supplement supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus supplement or in earlier-dated documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, and any exhibits incorporated by reference in these documents, which will be provided to you at no cost, by contacting:

BIO-key International, Inc.

3349 Highway 138, Building A, Suite E

Wall, New Jersey 07719

Attention: Chief Financial Officer

Telephone: (732) 359-1100

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference as described above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PROSPECTUS

BIO-KEY INTERNATIONAL, INC.

 $12,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time up to $12,000,000 in total of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon the exercise of warrants. Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “BKYI.” On June 21, 2018, the closing sale price of our common stock on The Nasdaq Capital Market was $2.61 per share. None of our other securities are currently publicly traded. As of June 21, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was $18,763,264, based on 12,587,997 shares of outstanding common stock, of which 7,188,990 shares were held by non-affiliates, and a per share price of $2.61 based on the closing sale price of our common stock on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. We refer you to the section entitled “Risk Factors” of this prospectus on page 6 and in the applicable prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2018

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
SUMMARY	2
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
DILUTION	7
DESCRIPTION OF SECURITIES	7
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	17

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $12,000,000 (or its equivalent based on the applicable exchange rate at the time of the sale in one or more foreign currencies, currency units or composite currencies that we may designate). We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and the applicable prospectus supplement together with the documents we incorporate by reference into this prospectus as described below under the heading “Incorporation of Certain Documents By Reference” before making an investment decision.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC public reference room as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or all of the information that may be important to you. Accordingly, please read carefully this entire prospectus, the prospectus supplement delivered with this prospectus and the documents incorporated by reference before making an investment decision.

Except as otherwise indicated by the context, references in this prospectus to “BIO-key,” “we,” “us” or “our” are references to BIO-key International, Inc.

Our Company

BIO-key International, Inc., a Delaware corporation (the “Company,” “BIO-key,” “we,” or “us), was founded in 1993 to develop and market advanced fingerprint biometric technology and related security software solutions. First incorporated as BBG Engineering, the company was renamed SAC Technologies in 1994 and renamed BIO-key International, Inc. in 2002.

We develop and market advanced fingerprint biometric identification and identity verification technologies, as well as related identity management and credentialing hardware and software solutions. We were pioneers in developing automated, finger identification technology that supplements or compliments other methods of identification and verification, such as personal inspection identification, passwords, tokens, smart cards, ID cards, PKI, credit card, passports, driver’s licenses, OTP or other form of possession or knowledge-based credentialing. Additionally, advanced BIO-key® technology has been, and is, used to improve both the accuracy and speed of competing finger-based biometrics.

We have developed what we believe is the most discriminating and effective commercially available finger-based biometric technology. Our primary focus is in marketing and selling this technology into commercial logical and physical privilege entitlement and access control markets. Our primary market focus includes enterprise security, mobile payments and credentialing, healthcare records and data security, among other things. Our secondary focus includes government markets, large scale identity projects such as voter’s registration, driver’s license, national ID programs, and SIM card registration.

In 2015, we entered into the fingerprint hardware device business through a strategic relationship with China Goldjoy Group (“CGG”), an entity that is affiliated with one of our directors. We market and sell through distributors and directly to end users via Amazon, our SideSwipe™, EcoID™ and SideTouch™ finger readers which can be used on any laptop, tablet or other device which contains a USB port. We also market and sell a variety of biometric and Bluetooth enabled padlocks, luggage locks, and bicycle locks.

We continue to develop advancements in our capabilities, as well as explore potential strategic relationships, including business combinations and acquisitions, which could help us leverage our capability to deliver our solutions. We have built a direct sales force, and also utilize distributors, resellers, integrators and partners with substantial experience in selling technology solutions to government and corporate customers in their respective markets.

Our principal executive office is located at 3349 Highway 138, Building A, Suite E, Wall, New Jersey 07719 and our telephone number is (732) 359-1100. Our website is located at www.bio-key.com. The information on our website or any other website is not incorporated by reference into this prospectus or any accompanying prospectus supplement. Our website address is included as an inactive textual reference only.

The BIO-key logo is our trademark. This prospectus and the documents we incorporate by reference into this prospectus may also contain trademarks and trade names of others.

Finger-based Biometric Identification and Personal Identity Verification

We are a leader in finger-based biometric identification and personal identity verification, as well as authentication-transaction security. Stand-alone, or in partnerships with OEMs, integrators, and solution providers, we provide biometric security solutions to private and public sector customers. We help customers reduce risk by providing the ability to control access to facilities and services, in either the logical or physical domain. Our solutions positively identify individuals and verify, or confirm, their identity before granting access to, among other things, corporate resources, subscribed data and services, web portals, applications, physical locations or assets.

We also develop and distribute hardware components that are used in conjunction with our software, and sell third-party hardware components with our software in various configurations required by our customers. Our products are interoperable with all major fingerprint reader and hardware manufacturers, enabling application developers, value added resellers (“VARs”), and channel partners to integrate our fingerprint biometrics into their applications, while dramatically reducing maintenance, upgrade and life-cycle costs. Our core technology supports interoperability on over 40 different commercially available fingerprint readers and is interoperable across Windows, Linux, and the Android mobile operating systems. This interoperability is unique in the industry, is a key differentiator for our products in the biometric market and, in our opinion, makes our technology more viable than competing technologies and expands the size of the overall market for our products.

In November 2015, we entered into a license agreement with CGG pursuant to which we obtained a license to certain software from CGG, known as FingerQ, which has been integrated into our core WEB-key® platform and can be used in a number of application areas, including mobile payments and personal identity devices for the Asia Pacific markets. In 2016, the software has been integrated into our line of finger scanners that are marketed to consumers and enterprise users worldwide.

Our biometric identification technology improves both the accuracy and speed of screening individuals, for identification purposes or for personal identity verification, by extracting unique data from a fingerprint and comparing it to existing similar fingerprint data. The technology has been built to be scalable and to handle databases containing millions of fingerprints. We achieve the highest levels of discrimination without requiring any other identifying data (multi-factor) such as a user ID, smart ID cards, or tokens, although our technology can be used in conjunction with such additional factors. Users of our technology have the option of on device or cloud authentication. This flexible authentication option in conjunction with our interoperable capabilities, is another key differentiator of our biometric identification solutions.

We support industry standards, such as FIDO, BioAPI, and have received National Institute of Standards and Technology independent laboratory certification of our ability to support Homeland Security Presidential Directive #12 (HSPD-12) and ANSI/INCITS-378 templates, as well as validation of our fingerprint match speed and accuracy in large database environments.

Our finger identification algorithm, Vector Segment Technology (VST™), is the core intellectual property behind our full suite of biometric products that include:

●

Vector Segment Technology SDK (VST)—Our biometric software development kit (“SDK”) provides developers with the ability to incorporate our biometric capabilities into their respective product offerings or infrastructure. VST is available as a low level SDK for incorporation into any application architecture to increase security while not sacrificing convenience. VST runs on Windows and Linux as well as within WEB-key® on iOS and Android systems.

●

Intelligent Image Indexing®—Our biometric identification solution offers both large-scale one-to-many and one-to-one user identification. This solution enables customers to perform false alias and fast entry checks, including preventing fraudulent access to systems and privileges. Intelligent image indexing scales identification capabilities from thousands to millions of users. The solution runs on commercially available hardware making it scalable for any size system.

●

Biometric Service Provider—We provide support for the BioAPI (a standards-based solution meeting worldwide needs) for a compliant interface to applications using biometrics for verification and identification. We enhance the traditional use of BioAPI by adding 64-bit support and other advanced features, supporting identification calls and also providing a single user interface for multiple fingerprint readers.

●

ID Director™—Our Single Sign On (SSO) is a suite of solutions for integration with CA Technologies SiteMinder, Oracle’s Fusion Middleware SSO, IBM Tivoli Access Manager as well as ISAM and other solutions, utilizing the power and security of WEB-key. This solution provides a simple to implement, custom authentication scheme for companies looking to enhance authentication. ID Director is designed to add a level of security and convenience to the transaction level of any application. Versions of ID Director include ID Director for Windows that provides enterprise customers the ability to integrate our biometric solutions into their MS Active Directory platform, and ID Director for Epic and Allscripts that allows healthcare customers to utilize our biometrics with the leading EMR EHR platforms.

 In 2015, Microsoft announced native support for biometrics in the Windows 8.1 and Windows 10 Operating platforms as well as Office 2016. With Microsoft Hello, any user can replace their PIN or password to access their device without any special software downloads by using our finger scanners, SideSwipe, SideTouch and EcoID, which are plug and play compatible with the Microsoft platforms. We have been the exclusive partner, in particular at the Microsoft “Ignite your Business” Windows 10 and Office 2016 launch events, which has generated a number opportunities for both our hardware and software offerings. In 2016, our finger scanners were introduced and are currently sold in the Microsoft stores nationwide, as well as through their on-line channel.

At the Consumer Electronics Show 2017, we introduced a number of new products. These included TouchLock, fingerprint biometric and bluetooth enabled padlocks, Q-180 Touch, a Micro USB compatible fingerprint reader for Android devices, and SidePass, a compact, square, touch reader for Windows devices. We are currently distributing these products in both the Asia Pacific and domestic markets.

In 2018, we introduced OmniPass Consumer, a secure biometric-enabled application to manage multiple passwords for online apps, services or accounts.

Authentication Transaction Security

Our authentication-transaction security technology, WEB-key®, provides the ability to conduct identification and identity verification transactions in potentially insecure environments, including the World Wide Web or in off-site cloud environments.

WEB-key makes cloud-based biometric user-authentication viable and eliminates technology constraints on online service providers, who are otherwise dependent on handset provider hardware and software platform decisions. It extends all features and functionalities of the VST algorithm to customers looking to add an enhanced level of security to their thin client and client/server applications. WEB-key is currently supported by both Windows and Linux operating systems. Clients are available on Windows and Android operating systems.

Securities We are Offering

We may offer any of the following securities from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock; or

●	units comprised of shares of our common stock and warrants to purchase our common stock, or any combination.

We also may offer common stock upon the exercise of warrants. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue will not exceed $12,000,000. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock. We may offer shares of our common stock. Our common stock currently is traded on The Nasdaq Capital Market under the symbol “BKYI.”

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001, none of which are outstanding. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock - Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may offer warrants to purchase shares of our common stock. For any particular warrants we offer, the applicable prospectus supplement will describe the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units. We may offer units comprised of shares of our common stock and warrants to purchase our common stock, or any combination. For any particular units we offer, the applicable prospectus supplement will describe the units, the securities that comprise the units and any other specific terms. We may issue the units under unit agreements between us and one or more unit agents.

Listing. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the section entitled “Risk Factors” in the applicable prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus before making an investment decision. The risks and uncertainties described in the prospectus supplement and the documents we incorporate by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in or incorporated by reference into this prospectus and any accompanying prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Our forward-looking statement generally include statements about our plans, objectives, strategies and prospects regarding, among other things, our business, results of operations, liquidity and financial condition. In some cases, we have identified these forward-looking statements with words like “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue” or the negative of these words or other words and terms of similar meaning.

We refer you to the section entitled “Risk Factors” included elsewhere in this prospectus and in the accompanying prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus.

We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect, including: the risks and uncertainties described under the section entitled “Risk Factors” included elsewhere in this prospectus and in the accompanying prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. We assume no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except if we otherwise are required by law. We advise you, however, to review any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the Securities and Exchange Commission.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general research and development, working capital to further our fingerprint biometric identification and identity verification technologies and support our sales and distribution efforts, and other general corporate purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

Pending use of the net proceeds as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade marketable securities or money market obligations. We may also set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the securities that we may offer under this prospectus. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed

Common Stock

The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus, and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find More Information.”

Authorized. We currently have authority to issue up to 170,000,000 shares of common stock, $0.0001 par value per share. As of June 27, 2018, we had 12,587,997 shares of common stock outstanding. From time to time we may amend our certificate of incorporation to increase the number of authorized shares of common stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon.

Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the holder’s name on our books. Our common stock does not have cumulative voting rights. Holders of a plurality of our outstanding common stock can elect all of the directors who are up for election in a particular year. Holders of a majority of our outstanding common stock act by a majority for all other matters, except as limited by our certificate of incorporation, bylaws and the Delaware General Corporation Law.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

Fully Paid and Nonassessable. All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Other Rights and Restrictions. Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Listing. Our common stock is listed on The Nasdaq Capital Market under the symbol “BKYI.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock

The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus, and the applicable provisions of the Delaware General Corporation Law. We urge you to read the applicable prospectus supplements related to the particular series of preferred stock that we may offer under this prospectus. This information may not be complete in all respects and is qualified in its entirety by reference to the provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our certificate of incorporation and bylaws, see the information below under the heading “Where You Can Find More Information.”

The following summaries of material terms and provisions that the preferred stock is subject to, and are qualified in their entirety by reference to, all the provisions of the certificate of designation applicable to the particular series of preferred stock that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of preferred stock that we may offer under this prospectus and the complete certificate(s) of designation that contain the terms of the preferred stock.

General. We currently have authority to issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share, none of which are outstanding. We may amend from time to time our certificate of incorporation to increase the number of authorized shares of preferred stock or to designate a new class of preferred stock. Unless required by law, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

●	the designation of the series;

●

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

●

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series of any other class or series; and

●	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of that common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock, or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Provisions of the Company’s Certificate of Incorporation; Blank Check Preferred Stock. As described above, our Board of Directors is authorized without further stockholder action, to designate any number of series of preferred stock with such rights, preferences and designations as determined by the Board of Directors. Shares of preferred stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of preferred stock could be issued with certain rights that might have the effect of diluting the percentage of common stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. The existence of the preferred stock may, therefore, be viewed as having possible anti-takeover effects.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering, and any supplemental agreements, before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrant agreements and warrant certificate are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General. We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we elect to do so, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants if we elect to use a warrant agent.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants. Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m., New York City time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants. Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General. We may issue, in one more series, units comprised of shares of our common stock and warrants to purchase common stock or any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock and warrants as described in this section will apply to each unit to the extent such unit consists of shares of our common stock and warrants to purchase our common stock.

Enforceability of Rights by Holders of Units. Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Certain Effects of Authorized But Unissued Stock

We are authorized to issue 175,000,000 shares of capital stock, consisting of 170,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock par value $0.0001 per share. As of June 27, 2018, we had 12,587,997 shares of common stock outstanding and no shares of preferred stock were outstanding. We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Capital Market. We may use these additional shares for a variety of corporate purposes, including for future public or private offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Delaware Law and Charter and Bylaw Provisions

Business Combinations. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock. This provision could have the effect of delaying or preventing a change in control of our company.

Indemnification. Our charter and bylaws contain provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders who desire to nominate a person for election to our board of directors must comply with specified notice and information provisions. Our bylaws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer the securities registered hereby up to this maximum amount.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

●	to or through underwriters or dealers;

●	directly to purchasers, including our affiliates;

●	through agents;

●

through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

●	the type and amount of securities we are offering;

●	the purchase price of our securities being offered and the net proceeds we will receive from the sale;

●	the method of distribution of the securities we are offering;

●	the name or names of any agents, underwriters or dealers;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which such securities may be listed.

 Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of those securities.

“At the Market” Offerings

We from time to time may engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on The Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on The Nasdaq Capital Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fox Rothschild LLP, Lawrenceville, New Jersey. Counsel for any underwriter or agent will be noted in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of Rotenberg Meril Solomon Bertiger & Guttilla, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers of securities, like us, that file electronically with the SEC. Our SEC filings are available to you on the SEC’s Internet website. We also maintain a website at http://www.bio-key.com, which provides additional information about our company. The contents of our website or any other website, however, are not a part of this prospectus and is not incorporated by reference into this prospectus or any accompanying prospectus supplement. Our website address is included as an inactive textual reference only.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including certain exhibits and schedules and the information incorporated by reference, contains more information than this prospectus regarding us and our securities. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering. Additionally, all filings filed by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

●

Our annual report on Form 10-K for the fiscal year ended December 31, 2017 (including information specifically incorporated by reference into our annual report on Form 10-K from our definitive proxy statement for our annual meeting of stockholders’ held on June 22, 2018);

●	Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2018;

●	Our current reports on Form 8-K filed March 28, 2018, April 4, 2018, April 9, 2018, April 30, 2018, May 30, 2018, June 4, 2018 and June 27, 2018; and

●	The description of our common stock contained in our registration statement on Form 8-A and including any amendments or reports filed for the purpose of updating that description.

In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus.

Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, and any exhibits incorporated by reference in these documents, which will be provided to you at no cost, by contacting:

BIO-key International, Inc.

3349 Highway 138, Building A, Suite E

Wall, New Jersey 07719

Attention: Chief Financial Officer

Telephone: (732) 359-1100

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

$ [       ]

BIO-KEY INTERNATIONAL, INC.

[       ] units consisting of shares of common stock and

warrants to purchase shares of common stock

$[      ] Per Unit

PROSPECTUS SUPPLEMENT

August [    ], 2018

MAXIM GROUP LLC